                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 13, 1999


                               TRITON PCS, INC.
                               ----------------
            (Exact Name of Registrant as Specified in Its Charter)

Delaware                          333-57715                23-2930873
--------                          ---------                ----------
(State or Other Jurisdiction      Commission File          (I.R.S. Employer
of Incorporation or               Number)                  Identification No.)
Organization)


                             375 Technology Drive
                             --------------------
                          Malvern, Pennsylvania 19355
                         ----------------------------
             (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, Including Area Code  (610)651-5900
                                                           -------------

Item 5.   Other Events

          Triton PCS Inc. will enter into an asset purchase agreement pursuant to which Triton will sell and transfer to American Towers Inc., a subsidiary of American Tower Corporation ("ATC") 192 of its towers, related assets and certain liabilities. The purchase price is approximately $72.8 million, reflecting a price of $380,000 per site. At closing, Triton has agreed to contract with ATC for an additional 100 build-to-suit towers in addition to its current contracted 125 build-to-suit towers, and to extend its current agreement for turnkey services for co-location sites through 2001.

          Triton also will enter into a master lease agreement with ATC. Triton has agreed to pay monthly rent of $1,200 per tower for the continued use of the space occupied on the towers. The additional 100 build-to-suit towers are also included under the terms of this agreement. The monthly rent is subject to annual escalation of 3% over the term of the lease. The term of each site lease is 12 years, and Triton has the right to extend any site lease for up to three additional five year periods. Each site lease will automatically renew for an option term unless Triton notifies ATC of its intent to not renew at least 180 days prior to the end of the then current term.

          There are no material relationships between Triton, ATC, or any of their respective affiliates, directors or officers, or any associate of any such director or officer. The descriptions set forth in this report of the terms and conditions of Triton's recent agreement with ATC and the transactions contemplated this agreement are qualified in their entirety by reference to the full text of the agreement. We have filed a copy of this agreement as an exhibit to this report.

          The closing of the sale is conditioned on the receipt of regulatory approval and approval from our lenders.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

          (a)  Financial Statements

               Not Applicable

          (b)  Pro Forma Financial Information

               Not Applicable

          (c)  Exhibits

               Exhibit No.    Description

               2.1 Asset Purchase Agreement Among Triton PCS Operating Company L.L.C., Triton PCS Property Company L.L.C. and American Tower, L.P. dated July 13, 1999.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Triton PCS, Inc.

                                       By: /s/ David D. Clark
                                           ------------------

                                               David D. Clark
                                               Senior Vice President and Chief
                                               Financial Officer

July 28, 1999